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                                                                    EXHIBIT 99.3


                                BCOM3 GROUP, INC.


              INSTRUCTION CARD FOR SPECIAL MEETING OF STOCKHOLDERS


        THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby directs Roger Haupt, Roy Bostock, Richard Fizdale, and Craig Brown, as voting trustees pursuant to the Voting Trust Agreement dated as of January 31, 2000 by and among the undersigned and each of the aforementioned to vote in accordance with the Voting Trust Agreement all shares of stock owned by the undersigned as set forth below at the Special Meeting of Stockholders of Bcom3 Group, Inc., to be held at ______ at ________, on ________, 2002 at __ a.m., Central Daylight Time, and at any adjournment or postponement thereof.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus, each dated ________, 2002, and hereby expressly revokes any and all instructions heretofore given or executed by the undersigned with respect to the shares of stock represented by this Instruction Card and by filing this Instruction Card with the Secretary of the corporation, gives notice of such revocation.

         THE INSTRUCTION GIVEN PURSUANT TO THIS INSTRUCTION CARD MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

         PLEASE COMPLETE, DATE AND SIGN THIS INSTRUCTION CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         |X| PLEASE MARK VOTES AS IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

         1. Proposal to adopt the Agreement and Plan of Merger dated as of March 7, 2002 among Bcom3 Group, Inc., Boston Three Corporation and Dentsu Inc., and to approve the merger of Boston Three Corporation with and into Bcom3 Group, Inc.
               |_| FOR                |_| AGAINST                |_| ABSTAIN

         2. Proposal to adopt the Agreement and Plan of Merger dated as of March 7, 2002, among Publicis Groupe S.A., Philadelphia Merger Corp., Philadelphia Merger LLC, and Bcom3 Group, Inc., and to approve the merger of Bcom3 Group, Inc. with and into Philadelphia Merger Corp.

               |_| FOR                |_| AGAINST                |_| ABSTAIN

         In their discretion, the voting trustees named above are authorized to vote upon such other matter(s) as may properly come before the meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal) or any postponements or adjournments thereof.

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW |_|

         THE SHARES SUBJECT TO THIS INSTRUCTION WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF EACH MERGER AGREEMENT AND APPROVAL OF EACH MERGER.

         Please date and sign exactly as your name or names appear hereon. Corporate or partnership instruction cards should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.



Signature:                                      Date:
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Signature:                                      Date:
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